UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 1, 2026

Voyager Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-42694	84-2754888
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
1225 17th Street, Suite 1100
Denver, Colorado 80202
(Address of principal executive offices, including Zip Code)
Registrant’s telephone number, including area code: (303) 500-6985

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	VOYG	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities
On June 1, 2026, Voyager Technologies, Inc. (the "Company") entered into an Agreement and Plan of Merger (the "Agreement") pursuant to which the Company agreed to acquire 100% of the outstanding capital stock of Astrobotic Technology, Inc. (the "Acquisition"). In connection with the Acquisition, the Company agreed to issue shares of its Class A common stock, par value $0.0001 per share (the "Common Stock"), to the sellers of such capital stock (the "Sellers") as a portion of the aggregate purchase consideration. The share consideration consists of shares of Common Stock to be issued (i) at the closing of the Acquisition (the "Closing") as closing consideration (the "Closing Shares") and (ii) as contingent consideration upon the achievement of certain post-closing earnout milestones (the "Contingent Shares"). The Closing is subject to customary closing conditions, including receipt of required regulatory approvals, and is expected to occur in the second half of 2026.

The Company may issue up to 2,031,694 Closing Shares to the Sellers at the Closing, dependent upon adjustments for cash, indebtedness, option exercises, and transaction expenses. The foregoing number of shares is an estimate only, and the actual number of shares of Common Stock to be issued pursuant to the Agreement is subject to the occurrence of the Closing and the finalization of the purchase price calculations and adjustments set forth therein.

The number of Contingent Shares issuable in respect of each earnout milestone, if any, will be calculated using the volume-weighted average trading price of the Common Stock during the 20-trading day period immediately preceding the applicable earnout valuation date. The exact number of Contingent Shares to be issued will depend on whether the applicable earnout milestones are achieved and the trading price of the Common Stock at such time.

The shares of Common Stock to be issued as described above will not be registered under the Securities Act of 1933, as amended (the "Securities Act"), in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act for transactions by an issuer not involving a public offering. The Company did not engage in general solicitation or advertising in connection with the issuance of such shares. When issued, the Closing Shares and any Contingent Shares will constitute "restricted securities" within the meaning of Rule 144 under the Securities Act and may not be offered or sold absent registration under, or an applicable exemption from, the registration requirements of the Securities Act and applicable state securities laws.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOYAGER TECHNOLOGIES, INC.

Date: June 4, 2026	By:	/s/ Dylan Taylor
	Name:	Dylan Taylor
	Title:	Chief Executive Officer